Exhibit 99.1

BCB Bancorp, Inc. Earns $6.7 Million in Third Quarter 2024;

Reports $0.36 EPS and

Declares Quarterly Cash Dividend of $0.16 Per Share

BAYONNE, N.J., October 18, 2024 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today reported net income of $6.7 million for the third quarter of 2024, compared to $2.8 million in the second quarter of 2024, and $6.7 million for the third quarter of 2023. Earnings per diluted share for the third quarter of 2024 were $0.36, compared to $0.14 in the preceding quarter and $0.39 in the third quarter of 2023.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.16 per share. The dividend will be payable on November 15, 2024 to common shareholders of record on November 1, 2024.

“Our liquidity profile and capital position continue to strengthen as management remains focused on optimizing the Bank’s balance sheet. We are very pleased with the successful completion of our subordinated debt offering during the third quarter that generated a positive response from the investors. The offering was upsized from an initial target of $33.5 million to $40.0 million and further bolstered our capital position. The transaction was in line with our strategy of refinancing our existing $33.5 million of subordinated debt that had started to lose Tier 2 regulatory capital status,” stated Michael Shriner, President and Chief Executive Officer.

Executive Summary

•	Total deposits were $2.725 billion at September 30, 2024 compared to $2.935 billion at June 30, 2024.

•	Net interest margin was 2.58 percent for the third quarter of 2024, compared to 2.60 percent for the second quarter of 2024, and 2.78 percent for the third quarter of 2023.

•	Total yield on interest-earning assets was 5.44 percent for the third quarter of 2024 compared to 5.43 percent for the second quarter of 2024, and 5.31 percent for the third quarter of 2023.

•	Total cost of interest-bearing liabilities was 3.62 percent for the third quarter of 2024, compared to 3.56 percent for the second quarter of 2024, and 3.17 percent for the third quarter of 2023.

•	The efficiency ratio for the third quarter was 53.22 percent compared to 68.55 percent in the prior quarter, and 57.09 percent in the third quarter of 2023.

•	The annualized return on average assets ratio for the third quarter was 0.72 percent, compared to 0.30 percent in the prior quarter, and 0.70 percent in the third quarter of 2023.

•	The annualized return on average equity ratio for the third quarter was 8.29 percent, compared to 3.52 percent in the prior quarter, and 8.92 percent in the third quarter of 2023.

•	The provision for credit losses was $2.9 million in the third quarter of 2024 compared to $2.4 million for the second quarter of 2024, and $2.2 million for the third quarter of 2023.

•	The allowance for credit losses (“ACL”) as a percentage of total loans was 1.11 percent at September 30, 2024 compared to 1.10 percent at the prior quarter-end and 0.96 percent at September 30, 2023.

•	Total loans receivable, net of the allowance for credit losses, of $3.088 billion at September 30, 2024, decreased 6.4 percent from $3.286 billion at September 30, 2023.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

Balance Sheet Review

Total assets decreased by $218.6 million, or 5.7 percent, to $3.614 billion at September 30, 2024, from $3.832 billion at December 31, 2023. The decrease in total assets was mainly related to a decrease in loans of $191.8 million. The decrease was primarily from loan payoffs/paydowns that exceeded loan originations.

Total cash and cash equivalents decreased by $36.4 million, or 13.0 percent, to $243.1 million at September 30, 2024, from $279.5 million at December 31, 2023. The decrease was primarily due to the withdrawal of brokered deposits.

Loans receivable, net, decreased by $191.8 million, or 5.8 percent, to $3.088 billion at September 30, 2024, from $3.280 billion at December 31, 2023. Total loan decreases during the period included decreases of $137.2 million in commercial real estate multi-family loans, $46.3 million in construction loans and 1-4 family residential loans of $7.2 million for the same period. Commercial business loans also decreased $837 thousand. The allowance for credit losses increased $1.1 million to $34.7 million, or 98.2 percent of non-accruing loans and 1.11 percent of gross loans, at September 30, 2024, as compared to an allowance for credit losses of $33.6 million, or 178.9 percent of non-accruing loans and 1.01 percent of gross loans, at December 31, 2023.

Total investment securities increased by $11.4 million, or 11.8 percent, to $108.3 million at September 30, 2024, from $96.9 million at December 31, 2023, as excess liquidity has been deployed into the securities portfolio.

Deposits decreased by $254.5 million, or 8.5 percent, to $2.725 billion at September 30, 2024, from $2.979 billion at December 31, 2023. A majority of the decline was due to a decrease in certificates of deposit of $175.8 million. The reduction in certificates of deposit was mainly caused by the withdrawal of brokered deposits which was partially offset by an increase in retail time deposits.

Total borrowings increased by $23.0 million to $533.4 million at September 30, 2024 from $510.4 million at December 31, 2023. The increase in borrowings was primarily due to the successful completion of the $40 million subordinated debt offering during the third quarter of 2024. The weighted average interest rate of FHLB advances was 4.26 percent at September 30, 2024 and 4.21 percent at December 31, 2023. The weighted average maturity of FHLB advances as of September 30, 2024 was 1.20 years. The interest rate of the Company’s subordinated debt balances was 8.87 percent at September 30, 2024 and 8.36 percent at December 31, 2023.

Stockholders’ equity increased by $14.1 million, or 4.5 percent, to $328.1 million at September 30, 2024, from $314.1 million at December 31, 2023. The increase was attributable to an increase in additional paid in capital attributable to the issuance of additional shares of preferred stock of $4.7 million during 2024, or 18.8 percent, to $29.8 million at September 30, 2024, and an increase in retained earnings of $5.8 million, or 4.3 percent, to $141.8 million at September 30, 2024 from $135.9 million at December 31, 2023. The increase in preferred stock paid in capital was due to the issuance of 427 shares of its Series J Noncumulative Perpetual Preferred Stock during the nine-month period.

Third Quarter 2024 Income Statement Review

Net income was $6.7 million for the quarter ended September 30, 2024 and $6.7 million for the quarter ended September 30, 2023. The third quarter of 2024 benefited from higher non-interest income of $1.7 million and lower non-interest expense of $1.5 million, compared to the third quarter of 2023. This was offset by net interest income that was lower by $2.6 million relative to the third quarter of 2023, driven by higher interest expense and lower interest income.

Net interest income decreased by $2.6 million, or 10.3 percent, to $23.0 million for the third quarter of 2024, from $25.7 million for the third quarter of 2023. The decrease in net interest income resulted from higher interest expense and lower interest income.

Interest income decreased by $441 thousand, or 0.9 percent, to $48.6 million for the third quarter of 2024 from $49.1 million for the third quarter of 2023. The average balance of interest-earning assets decreased $119.3 million, or 3.2 percent, to $3.579 billion for the third quarter of 2024 from $3.698 billion for the third quarter of 2023, while the average yield increased 13 basis points to 5.44 percent for the third quarter of 2024 from 5.31 percent for the third quarter of 2023.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

Interest expense increased by $2.2 million to $25.6 million for the third quarter of 2024 from $23.4 million for the third quarter of 2023. The increase resulted from an increase in the average rate on interest-bearing liabilities of 45 basis points to 3.62 percent for the third quarter of 2024 from 3.17 percent for the third quarter of 2023, offset by a decrease in interest-bearing liabilities of $123.4 million to $2.823 billion for the third quarter of 2024 from $2.947 billion for the third quarter of 2023.

The net interest margin was 2.58 percent for the third quarter of 2024 compared to 2.78 percent for the third quarter of 2023. The decrease in the net interest margin compared to the third quarter of 2023 was the result of the increase in the cost of interest-bearing liabilities partially offset by the increase in the yield on interest-earning assets.

During the third quarter of 2024, the Company recognized $3.4 million in net charge-offs compared to $496 thousand in net charge offs for the third quarter of 2023. The Bank had non-accrual loans totaling $35.3 million, or 1.11 percent of gross loans, at September 30, 2024 as compared to $18.8 million, or 0.57 percent of gross loans, at December 31, 2023. The allowance for credit losses on loans was $34.7 million, or 1.11 percent of gross loans, at September 30, 2024, and $33.6 million, or 1.01 percent of gross loans, at December 31, 2023. The provision for credit losses was $2.9 million for the third quarter of 2024 compared to $1.9 million for the fourth quarter of 2023. Management believes that the allowance for credit losses on loans was adequate at September 30, 2024 and December 31, 2023.

Non-interest income increased by $1.7 million to $3.1 million for the third quarter of 2024 from $1.4 million in the third quarter of 2023. The increase in total non-interest income was mainly related to gains on equity investments of $1.6 million.

Non-interest expense decreased by $1.5 million, or 9.9 percent, to $13.9 million for the third quarter of 2024 from $15.5 million for the third quarter of 2023. The decrease in these expenses for the third quarter of 2024 was driven by lower regulatory assessment fees of $445 thousand, salaries and employee benefits expense, which declined $385 thousand, and advertising and promotion costs, which declined by $135 thousand.

The income tax provision decreased by $22 thousand, or 0.8 percent, to $2.7 million for the third quarter of 2024. The provision was $2.7 million for the third quarter of 2023. The consolidated effective tax rate was 28.7 percent for both the third quarter of 2024 and for the third quarter of 2023.

Year-to-Date Income Statement Review

Net income decreased by $8.1 million, or 34.5 percent, to $15.4 million for the first nine months of 2024 from $23.4 million for the first nine months of 2023. The decrease in net income was driven, primarily, by lower net interest income of $10.3 million, or 12.9 percent.

Net interest income decreased by $10.3 million, or 12.9 percent, to $69.8 million for the first nine months of 2024 from $80.1 million for the first nine months of 2023. The decrease in net interest income resulted from an increase in interest expense of $19.0 million, partly offset by an increase in interest income of $8.7 million.

Interest income increased by $8.7 million, or 6.3 percent, to $147.4 million for the first nine months of 2024, from $138.7 million for the first nine months of 2023. The average balance of interest-earning assets increased $12.7 million, or 0.4 percent, to $3.639 billion for the first nine months of 2024, from $3.626 billion for the first nine months of 2023, while the average yield increased 30 basis points to 5.40 percent from 5.10 percent for the same comparable period. The increase in average cash balances mainly related to the increase in the Company’s level of average interest-bearing bank balances, partially offset by a decline in loan receivables and investments for the first nine months of 2024, as compared to the same period in 2023.

Interest expense increased by $19.0 million, or 32.5 percent, to $77.5 million for 2024, from $58.5 million for 2023. This increase resulted primarily from an increase in the average rate on interest-bearing liabilities of 82 basis points to 3.57 percent for the first nine months of 2024, from 2.75 percent for the first nine months of 2023, and an increase in the average balance of interest-bearing liabilities of $58.4 million, or 2.1 percent, to $2.892 billion from $2.834 billion over the same period. The increase in the average cost of funds primarily resulted from the higher interest rate environment in the first nine months of 2024 compared to the same period in 2023.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

Net interest margin was 2.56 percent for the first nine months of 2024, compared to 2.95 percent for the first nine months of 2023. The decrease in the net interest margin compared to the prior period was the result of an increase in the cost of the Bank’s interest-bearing liabilities.

During the first nine months of 2024, the Company experienced $6.3 million in net charge offs compared to $471 thousand in net recoveries for the same period in 2023. The provision for credit losses was $7.4 million for the first nine months of 2024 compared to $4.2 million for the same period in 2023.

Non-interest income increased by $1.1 million to $2.0 million for the first nine months of 2024 from $860 thousand for the first nine months of 2023. Realized and unrealized gains on equity securities and income on Bank Owned Life Insurance (BOLI) increased $5.4 million and $844 thousand, respectively. Offsetting this were losses on the sale of loans of $4.8 million. The realized and unrealized gains or losses on equity investments are based on prevailing market conditions.

Non-interest expense decreased by $1.3 million, or 2.9 percent, to $42.8 million for the first nine months of 2024 from $44.0 million for the same period in 2023. The decrease in operating expenses for 2024 was driven primarily by decreases in salaries and employee benefits of $1.7 million. This was partially offset by regulatory assessment costs being $318 thousand greater in 2024.

The income tax provision decreased by $3.1 million, or 32.7 percent to $6.3 million for the first nine months of 2024 from $9.4 million for the same period in 2023. The consolidated effective tax rate was 29.1 percent for the first nine months of 2024 compared to 28.6 percent for the first nine months of 2023.

Asset Quality

During the third quarter of 2024, the Company recognized $3.4 million in net charge offs, compared to $496 thousand in net charge offs for the third quarter of 2023.

The Bank had non-accrual loans totaling $35.3 million, or 1.11 percent of gross loans, at September 30, 2024, as compared to $7.9 million, or 0.24 percent of gross loans, at September 30, 2023. The allowance for credit losses was $34.7 million, or 1.11 percent of gross loans, at September 30, 2024, and $31.9 million, or 0.96 percent of gross loans, at September 30, 2023. The allowance for credit losses was 98.2 percent of non-accrual loans at September 30, 2024, and 402.4 percent of non-accrual loans at September 30, 2023.

About BCB Bancorp, Inc.

BCB Bancorp, Inc. is a New Jersey corporation established in 2003, and is the holding company parent of BCB Community Bank. The Company has not engaged in any significant business activity other than owning all of the outstanding common stock of the Bank. Established in 2000 and headquartered in Bayonne, N.J., the Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and three branch offices in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity and capital in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: the global impact of the military conflicts in the Ukraine and the Middle East; unfavorable economic conditions in the United States generally and particularly in our primary market area; the Company’s ability to effectively attract and deploy deposits; the impact of any future pandemics or other natural disasters; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal and state governments; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; changes in consumer spending; our ability to retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; expanding regulatory requirements which could adversely affect operating results; civil unrest in the communities that we serve; and other factors discussed elsewhere in this report, and in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, and our other periodic reports that we file with the SEC.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain supplemental Non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s financial results for the periods in question.

The Company provides measurements and ratios based on tangible stockholders’ equity and efficiency ratios. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors. For a reconciliation of GAAP to Non-GAAP financial measures included in this press release, see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Statements of Income - Three Months Ended,
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024 vs. June 30, 2024	September 30, 2024 vs. September 30, 2023
	(In thousands, except per share amounts, Unaudited)
Interest and dividend income:
Loans, including fees	$42,857	$44,036	$44,133	-2.7%	-2.9%
Mortgage-backed securities	303	297	217	2.0%	39.6%
Other investment securities	994	1,006	1,045	-1.2%	-4.9%
FHLB stock and other interest-earning assets	4,472	4,106	3,672	8.9%	21.8%

Total interest and dividend income	48,626	49,445	49,067	-1.7%	-0.9%

Interest expense:
Deposits:
Demand	5,686	5,349	4,556	6.3%	24.8%
Savings and club	146	152	182	-3.9%	-19.8%
Certificates of deposit	13,670	14,571	10,922	-6.2%	25.2%

	19,502	20,072	15,660	-2.8%	24.5%
Borrowings	6,079	5,734	7,727	6.0%	-21.3%

Total interest expense	25,581	25,806	23,387	-0.9%	9.4%

Net interest income	23,045	23,639	25,680	-2.5%	-10.3%
Provision for credit losses	2,890	2,438	2,205	18.5%	31.1%

Net interest income after provision for credit losses	20,155	21,201	23,475	-4.9%	-14.1%

Non-interest income income (loss) :
Fees and service charges	1,196	1,119	1,349	6.9%	-11.3%
Gain (loss) on sales of loans	35	(4,563)	19	-100.8%	84.2%
Loss on sale of impaired loans	—	(288)	—	—	—
Realized and unrealized gain (loss) on equity investments	1,132	(222)	(494)	-609.9%	-329.1%
Bank-owned life insurance (“BOLI”) income	652	671	466	-2.8%	39.9%
Other	112	49	66	128.6%	69.7%

Total non-interest income income (loss)	3,127	(3,234)	1,406	-196.7%	122.4%

Non-interest expense:
Salaries and employee benefits	7,139	6,992	7,524	2.1%	-5.1%
Occupancy and equipment	2,591	2,529	2,622	2.5%	-1.2%
Data processing and communications	1,681	1,672	1,787	0.5%	-5.9%
Professional fees	618	604	560	2.3%	10.4%
Director fees	351	254	274	38.2%	28.1%
Regulatory assessment fees	666	953	1,111	-30.1%	-40.1%
Advertising and promotions	182	253	317	-28.1%	-42.6%
Other real estate owned, net	—	—	1	—	-100.0%
Other	701	730	1,267	-4.0%	-44.7%

Total non-interest expense	13,929	13,987	15,463	-0.4%	-9.9%

Income before income tax provision	9,353	3,980	9,418	135.0%	-0.7%
Income tax provision	2,685	1,163	2,707	130.9%	-0.8%

Net Income	6,668	2,817	6,711	136.7%	-0.6%
Preferred stock dividends	475	448	173	6.1%	174.3%

Net Income available to common stockholders	$6,193	$2,369	$6,538	161.4%	-5.3%

Net Income per common share-basic and diluted
Basic	$0.36	$0.14	$0.39	160.9%	-6.4%

Diluted	$0.36	$0.14	$0.39	160.5%	-6.4%

Weighted average number of common shares outstanding
Basic	17,039	17,005	16,830	0.2%	1.2%

Diluted	17,064	17,005	16,854	0.3%	1.2%

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Statements of Income - Nine Months Ended,
	September 30, 2024	September 30, 2023	September 30, 2024 vs. September 30, 2023
	(In thousands, except per share amounts, Unaudited)
Interest and dividend income:
Loans, including fees	$130,615	$125,666	3.9%
Mortgage-backed securities	905	587	54.2%
Other investment securities	2,975	3,235	-8.0%
FHLB stock and other interest-earning assets	12,861	9,168	40.3%

Total interest and dividend income	147,356	138,656	6.3%

Interest expense:
Deposits:
Demand	16,292	11,900	36.9%
Savings and club	464	443	4.7%
Certificates of deposit	43,224	25,849	67.2%

	59,980	38,192	57.0%
Borrowings	17,549	20,324	-13.7%

Total interest expense	77,529	58,516	32.5%

Net interest income	69,827	80,140	-12.9%
Provision for credit losses	7,416	4,177	77.5%

Net interest income after provision for credit losses	62,411	75,963	-17.8%

Non-interest income:
Fees and service charges	3,530	3,889	-9.2%
(Loss) gain on sales of loans	(4,483)	25	—
Loss on sale of impaired loans	(288)	—	—
Realized and unrealized gain (loss) on equity investments	1,040	(4,390)	-123.7%
Bank-owned life insurance (“BOLI”) income	1,998	1,154	73.1%
Other	205	182	12.6%

Total non-interest income	2,002	860	132.8%

Non-interest expense:
Salaries and employee benefits	21,112	22,853	-7.6%
Occupancy and equipment	7,764	7,734	0.4%
Data processing and communications	5,206	5,247	-0.8%
Professional fees	1,817	1,748	3.9%
Director fees	882	809	9.0%
Regulatory assessments	2,761	2,443	13.0%
Advertising and promotions	651	945	-31.1%
Other real estate owned, net	—	3	-100.0%
Other	2,561	2,241	14.3%

Total non-interest expense	42,754	44,023	-2.9%

Income before income tax provision	21,659	32,800	-34.0%
Income tax provision	6,308	9,379	-32.7%

Net Income	15,351	23,421	-34.5%
Preferred stock dividends	1,357	520	161.0%

Net Income available to common stockholders	$13,994	$22,901	-38.9%

Net Income per common share-basic and diluted
Basic	$0.82	$1.36	-39.3%

Diluted	$0.82	$1.35	-39.0%

Weighted average number of common shares outstanding
Basic	16,991	16,868	0.7%

Diluted	16,992	16,951	0.2%

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

Statements of Financial Condition	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2024 vs. June 30, 2024	September 30, 2024 vs. December 31, 2023
	(In Thousands, Unaudited)
ASSETS
Cash and amounts due from depository institutions	$12,617	$11,146	$16,597	13.2%	-24.0%
Interest-earning deposits	230,506	315,724	262,926	-27.0%	-12.3%

Total cash and cash equivalents	243,123	326,870	279,523	-25.6%	-13.0%

Interest-earning time deposits	735	735	735	—	—
Debt securities available for sale	98,169	85,964	87,769	14.2%	11.8%
Equity investments	10,133	9,001	9,093	12.6%	11.4%
Loans held for sale	250	35,187	1,287	-99.3%	-80.6%
Loans receivable, net of allowance for credit losses of $34,693, $35,243 and $33,608 , respectively	3,087,914	3,161,925	3,279,708	-2.3%	-5.8%
Federal Home Loan Bank of New York (“FHLB”) stock, at cost	24,732	25,001	24,917	-1.1%	-0.7%
Premises and equipment, net	12,008	12,346	13,057	-2.7%	-8.0%
Accrued interest receivable	16,496	16,576	16,072	-0.5%	2.6%
Deferred income taxes	17,370	17,227	18,213	0.8%	-4.6%
Goodwill and other intangibles	5,253	5,253	5,253	0.0%	0.0%
Operating lease right-of-use asset	13,438	13,556	12,935	-0.9%	3.9%
Bank-owned life insurance (“BOLI”)	75,404	74,752	73,407	0.9%	2.7%
Other assets	8,745	9,548	10,428	-8.4%	-16.1%

Total Assets	$3,613,770	$3,793,941	$3,832,397	-4.7%	-5.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing deposits	$528,089	$523,816	$536,264	0.8%	-1.5%
Interest bearing deposits	2,196,491	2,411,423	2,442,816	-8.9%	-10.1%

Total deposits	2,724,580	2,935,239	2,979,080	-7.2%	-8.5%
FHLB advances	466,424	473,086	472,811	-1.4%	-1.4%
Subordinated debentures	67,042	37,624	37,624	78.2%	78.2%
Operating lease liability	13,878	13,973	13,315	-0.7%	4.2%
Other liabilities	13,733	13,287	15,512	3.4%	-11.5%

Total Liabilities	3,285,657	3,473,209	3,518,342	-5.4%	-6.6%

STOCKHOLDERS’ EQUITY
Preferred stock: $0.01 par value, 10,000 shares authorized	—	—	—	—	—
Additional paid-in capital preferred stock	29,763	28,403	25,043	4.8%	18.8%
Common stock: no par value, 40,000 shares authorized	—	—	—	0.0%	0.0%
Additional paid-in capital common stock	200,605	200,162	198,923	0.2%	0.8%
Retained earnings	141,770	138,309	135,927	2.5%	4.3%
Accumulated other comprehensive loss	(5,678)	(7,795)	(7,491)	-27.2%	-24.2%
Treasury stock, at cost	(38,347)	(38,347)	(38,347)	0.0%	0.0%

Total Stockholders’ Equity	328,113	320,732	314,055	2.3%	4.5%

Total Liabilities and Stockholders’ Equity	$3,613,770	$3,793,941	$3,832,397	-4.7%	-5.7%

Outstanding common shares	17,048	17,029	16,904

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Three Months Ended September 30,
	2024			2023
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$3,159,574	$42,857	5.43%	$3,330,446	$44,133	5.30%
Investment Securities	96,893	1,297	5.35%	96,723	1,262	5.22%
Interest-earning assets (6)	322,154	4,472	5.55%	270,729	3,672	5.43%

Total Interest-earning assets	3,578,621	48,626	5.44%	3,697,898	49,067	5.31%

Non-interest-earning assets	124,254			127,780
Total assets	$3,702,875			$3,825,678

Interest-bearing liabilities:
Interest-bearing demand accounts	$553,506	$2,509	1.81%	$628,804	$2,244	1.43%
Money market accounts	369,329	3,177	3.44%	331,813	2,311	2.79%
Savings accounts	258,158	146	0.23%	300,484	182	0.24%
Certificates of Deposit	1,123,960	13,670	4.86%	1,024,900	10,923	4.26%

Total interest-bearing deposits	2,304,953	19,502	3.38%	2,286,001	15,660	2.74%
Borrowed funds	518,385	6,079	4.69%	660,773	7,727	4.68%

Total interest-bearing liabilities	2,823,338	25,581	3.62%	2,946,774	23,387	3.17%

Non-interest-bearing liabilities	557,754			577,963

Total liabilities	3,381,092			3,524,737
Stockholders’ equity	321,783			300,941

Total liabilities and stockholders’ equity	$3,702,875			$3,825,678

Net interest income		$23,045			$25,680

Net interest rate spread(1)			1.82%			2.13%

Net interest margin(2)			2.58%			2.78%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Nine Months Ended September 30,
	2024			2023
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$3,235,048	$130,615	5.38%	$3,271,018	$125,666	5.12%
Investment Securities	96,136	3,880	5.38%	102,143	3,822	4.99%
Interest-earning assets (6)	307,726	12,861	5.57%	252,999	9,168	4.83%

Total Interest-earning assets	3,638,910	147,356	5.40%	3,626,161	138,656	5.10%

Non-interest-earning assets	124,401			123,262
Total assets	$3,763,311			$3,749,422

Interest-bearing liabilities:
Interest-bearing demand accounts	$553,363	$7,018	1.69%	$684,691	$6,242	1.22%
Money market accounts	369,542	9,274	3.35%	325,923	5,657	2.31%
Savings accounts	267,900	464	0.23%	311,733	443	0.19%
Certificates of Deposit	1,188,454	43,224	4.85%	926,684	25,849	3.72%

Total interest-bearing deposits	2,379,259	59,980	3.36%	2,249,032	38,192	2.26%
Borrowed funds	513,193	17,549	4.56%	585,028	20,324	4.63%

Total interest-bearing liabilities	2,892,452	77,529	3.57%	2,834,060	58,516	2.75%

Non-interest-bearing liabilities	551,919			618,037

Total liabilities	3,444,371			3,452,097
Stockholders’ equity	318,940			297,326

Total liabilities and stockholders’ equity	$3,763,311			$3,749,422

Net interest income		$69,827			$80,140

Net interest rate spread(1)			1.83%			2.35%

Net interest margin(2)			2.56%			2.95%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.
(6)	Includes Federal Home Loan Bank of New York Stock.

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Financial Condition data by quarter
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
	(In thousands, except book values)
Total assets	$3,613,770	$3,793,941	$3,849,195	$3,832,397	$3,812,120
Cash and cash equivalents	243,123	326,870	352,448	279,523	251,916
Securities	108,302	94,965	96,189	96,862	94,444
Loans receivable, net	3,087,914	3,161,925	3,226,877	3,279,708	3,285,727
Deposits	2,724,580	2,935,239	2,991,659	2,979,080	2,819,556
Borrowings	533,466	510,710	510,573	510,435	660,298
Stockholders’ equity	328,113	320,732	320,131	314,055	303,636
Book value per common share[1]	$17.50	$17.17	$17.24	$17.10	$16.79
Tangible book value per common share[2]	$17.19	$16.86	$16.93	$16.79	$16.48

	Operating data by quarter
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
	(In thousands, except for per share amounts)
Net interest income	$23,045	$23,639	$23,143	$23,922	$25,680
Provision for credit losses	2,890	2,438	2,088	1,927	2,205
Non-interest income (loss) income	3,127	(3,234)	2,109	3,228	1,406
Non-interest expense	13,929	13,987	14,838	16,568	15,463
Income tax expense	2,685	1,163	2,460	2,593	2,707

Net income	$6,668	$2,817	$5,866	$6,062	$6,711

Net income per diluted share	$0.36	$0.14	$0.32	$0.35	$0.39

Common Dividends declared per share	$0.16	$0.16	$0.16	$0.16	$0.16

	Financial Ratios(3)
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Return on average assets	0.72%	0.30%	0.61%	0.63%	0.70%
Return on average stockholders’ equity	8.29%	3.52%	7.46%	7.91%	8.92%
Net interest margin	2.58%	2.60%	2.50%	2.57%	2.78%
Stockholders’ equity to total assets	9.08%	8.45%	8.32%	8.19%	7.97%
Efficiency Ratio[4]	53.22%	68.55%	58.76%	61.02%	57.09%

	Asset Quality Ratios
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
	(In thousands, except for ratio %)
Non-Accrual Loans	$35,330	$32,448	$22,241	$18,783	$7,931
Non-Accrual Loans as a % of Total Loans	1.13%	1.01%	0.68%	0.57%	0.24%
ACL as % of Non-Accrual Loans	98.2%	108.6%	155.4%	178.9%	402.4%
Individually Analyzed Loans	66,048	60,798	65,731	54,019	35,868
Classified Loans	98,316	87,033	97,739	85,727	42,807

(1)	Calculated by dividing stockholders’ equity, less preferred equity, to shares outstanding.
(2)

Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less goodwill and preferred stock. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

(3)	Ratios are presented on an annualized basis, where appropriate.
(4)

The Efficiency Ratio, a non-GAAP measure, was calculated by dividing non-interest expense by the total of net interest income and non-interest income. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Recorded Investment in Loans Receivable by quarter
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
			(In thousands)
Residential one-to-four family	$241,050	$242,706	$244,762	$248,295	$251,845
Commercial and multi-family	2,296,886	2,340,385	2,392,970	2,434,115	2,444,887
Construction	146,471	173,207	180,975	192,816	185,202
Commercial business	371,365	375,355	378,073	372,202	370,512
Home equity	67,566	66,843	65,518	66,331	66,046
Consumer	2,309	2,053	2,847	3,643	3,647

	$3,125,647	$3,200,549	$3,265,145	$3,317,402	$3,322,139
Less:
Deferred loan fees, net	(3,040)	(3,381)	(3,705)	(4,086)	(4,498)
Allowance for credit losses	(34,693)	(35,243)	(34,563)	(33,608)	(31,914)

Total loans, net	$3,087,914	$3,161,925	$3,226,877	$3,279,708	$3,285,727

	Non-Accruing Loans in Portfolio by quarter
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
			(In thousands)
Residential one-to-four family	$410	$350	$429	$270	$178
Commercial and multi-family	27,693	27,796	12,627	8,684	3,267
Construction	586	586	3,225	4,292	2,886
Commercial business	6,498	3,673	5,916	5,491	1,600
Home equity	123	43	44	46	—
Consumer	20	—	—	—	—

Total:	$35,330	$32,448	$22,241 $	18,783	$7,931

	Distribution of Deposits by quarter
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
			(In thousands)
Demand:
Non-Interest Bearing	$528,089	$523,816	$531,112	$536,264	$523,912
Interest Bearing	527,862	549,239	552,295	564,912	574,577
Money Market	366,655	371,689	361,791	370,934	348,732

Sub-total:	$1,422,606	$1,444,744	$1,445,198	$1,472,110	$1,447,221
Savings and Club	255,115	258,680	272,051	284,273	293,962
Certificates of Deposit	1,046,859	1,231,815	1,274,410	1,222,697	1,078,373

Total Deposits:	$2,724,580	$2,935,239	$2,991,659	$2,979,080	$2,819,556

BCBP Reports Third Quarter 2024 Earnings

October 18, 2024

	Reconciliation of GAAP to Non-GAAP Financial Measures by quarter

	Tangible Book Value per Share
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
	(In thousands, except per share amounts)
Total Stockholders’ Equity	$328,113	$320,732	$320,131	$314,055	$303,636
Less: goodwill	5,253	5,253	5,253	5,253	5,253
Less: preferred stock	29,763	28,403	27,733	25,043	20,783

Total tangible common stockholders’ equity	293,097	287,076	287,145	283,759	277,601
Shares common shares outstanding	17,048	17,029	16,957	16,904	16,848
Book value per common share	$17.50	$17.17	$17.24	$17.10	$16.79

Tangible book value per common share	$17.19	$16.86	$16.93	$16.79	$16.48

	Efficiency Ratios
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
	(In thousands, except for ratio %)
Net interest income	$23,045	$23,639	$23,143	$23,922	$25,680
Non-interest income (loss)	3,127	(3,234)	2,109	3,228	1,406

Total income	26,172	20,405	25,252	27,150	27,086
Non-interest expense	13,929	13,987	14,838	16,568	15,463

Efficiency Ratio	53.22%	68.55%	58.76%	61.02%	57.09%